Exhibit 24.2

INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 20, 1998 (with respect to Note 11, September 8, 1998) relating to the financial statements of Puradyn Filter Technologies, Incorporated (formerly T/F Purifiner, Inc.) appearing in the Company's 1998 Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph as to the existence of substantial doubt about the Company's ability to continue as a going concern.



New York, New York
June 9, 1999